Exhibit 10.8

Party City Holdco Inc.

Amended and Restated 2012 Omnibus Equity Incentive Plan

RESTRICTED STOCK UNIT AWARD AGREEMENT

(NON-EMPLOYEE DIRECTORS)

THIS AGREEMENT (this “Award Agreement”), is made effective as of [●], 2019 (the “Date of Grant”), by and between Party City Holdco Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Party City Holdco Inc. Amended and Restated 2012 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”).

R E C I T A L S:

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Award provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of the Award. The Company hereby grants to the Participant an Award of [●] ([●]) restricted stock units (the “RSUs”). Each RSU represents the conditional right to receive one Share, subject to the terms and conditions set forth in the Plan and this Award Agreement, and subject to adjustment as set forth in the Plan.

2. Vesting. To the extent not earlier terminated or forfeited, the RSUs shall vest in full on the first to occur of (a) the first anniversary of the Date of Grant, (b) the termination of the Participant’s Service as a result of his or her death or (c) a Change of Control, subject, in each case, to the Participant’s continued Service through the applicable date (such applicable date, the “Vesting Date”).

3. Termination of Service. Subject to Section 2(b) above, if the Participant’s Service ceases for any reason, the RSUs, to the extent not then vested, will be automatically and immediately forfeited without consideration.

4. Delivery of Shares; Company Policies. Not later than thirty (30) days following the Vesting Date, the Company shall effect delivery of the Shares with respect to such vested RSUs to the Participant. The Participant’s sales or other dispositions of Shares acquired upon settlement of the RSUs shall be subject to applicable restrictions under Company policies applicable to the Participant, including those covering insider trading, as in effect from time to time.

5. Certain Tax Matters. The Participant expressly acknowledges and agrees that he or she shall be responsible for satisfying and paying all taxes arising from or due in connection with the grant, vesting, settlement and holding of the RSUs. The Company and its Subsidiaries shall have no liability or obligation relating to the foregoing.

6. Dividends. The RSUs shall have no rights with respect to dividends declared by the Company with respect to its capital stock, provided that the foregoing shall not prohibit or otherwise limit the adjustment of the terms of this Award Agreement in accordance with the terms of the Plan.

7. Transferability. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer or assign the RSUs except in the event of death and in accordance with Section 14.6 of the Plan.

8. RSUs Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The RSUs are subject to the terms and conditions of the Plan. In the event of a conflict between any term hereof and a term of the Plan, the applicable term of the Plan shall govern and prevail.

9. Adjustment of RSUs. Adjustments to the RSUs (or any Shares underlying the RSUs), may be made in accordance with the terms of the Plan.

10. Choice of Law. This Award Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict or choice-of-law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.

11. Consent to Jurisdiction. The Company and the Participant, by his or her execution hereof, (a) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof, (b) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it, he or she is not subject personally to the jurisdiction of the above-named courts, that its, his or her property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Award Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agree not to commence any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise; provided, however, that the Company and the Participant may seek to enforce a judgment issued by the above-named courts in any proper jurisdiction. The Company and the Participant hereby consent to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its, his or her address specified pursuant to Section 14 is reasonably calculated to give actual notice.

12. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT HE, SHE OR IT SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AWARD AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THIS SECTION 12 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND SHALL RELY IN ENTERING INTO THIS AWARD AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

13. Compliance with Securities Laws. Shares shall not be issued pursuant to this Award Agreement unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares, and accordingly any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of Shares under this Award Agreement is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement containing such representations, warranties and covenants as the Company may reasonably require.

14. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and shall be deemed to have been given (a) when personally delivered or delivered by facsimile transmission with confirmation of delivery, (b) one (1) business day after deposit with Federal Express or similar overnight courier service, or (c) three (3) business days after being mailed by first class mail, return receipt requested. A notice shall be addressed to the Company at its principal executive office, attention Chief Executive Officer, and to the Participant at the address that he or she most recently provided to the Company.

15. No Right to Continued Service. The granting of the RSUs shall impose no obligation on the Company, any Subsidiary or the Board to continue the Service of the Participant and shall not lessen or affect any right that the Company, any Subsidiary or the Board may have to terminate the Service of the Participant.

16. Entire Agreement. This Award Agreement and the Plan constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, appendices, exhibits, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof; provided, that, the Participant shall continue to be bound by any other confidentiality, non-competition, non-solicitation and other similar restrictive covenants contained in any other agreements between the Participant and the Company, its Affiliates and their respective predecessors to which the Participant is bound.

17. Amendment; Waiver. No amendment or modification of any term of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, and made in accordance with the terms of the Plan. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

18. Successors and Assigns; No Third Party Beneficiaries. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant and the Participant’s heirs, successors, legal representatives and permitted assigns. Nothing in this Award Agreement, express or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.

19. Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

20. No Guarantees Regarding Tax Treatment. The Participant (or his beneficiaries) shall be responsible for all taxes with respect to the RSUs. The Committee and the Company make no guarantees regarding the tax treatment of the RSUs. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Sections 409A or 4999 of the Code or otherwise, and none of the Company, any Subsidiary or Affiliate, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

PARTY CITY HOLDCO INC.

By:
Name: Daniel J. Sullivan
Title: Executive Vice-President & Chief Financial Officer

Agreed and acknowledged as of the date first

above written:

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